Exhibit 10.3

Exclusive Technical Consultation and Service Agreement

This Exclusive Technical Consultation and Service Agreement (this “Agreement”) is entered into in Shenzhen, the People’s Republic of China (the “PRC”) on March 19, 2019, by and between the following Parties:

Party A: Shenzhen United Time Technology Consulting Co., Ltd.

Address: No.11, 13, 15 and A702, Haitian Road, Binhai Community, Yuehai Sub-District, Nanshan District, Shenzhen, P.R.China

Party B: United Time Technology Company Limited

Address: F2.64D-403, Tian Zhan Building, Tian An Che Kung Temple Industrial Zone, Xiangmi Lake, Futian District, Shenzhen, P.R.China

(Party A and Party B may be referred to herein individually as, a “Party” and collectively as the “Parties.”)

Whereas:

(1) Party A is a wholly foreign-owned enterprise, duly incorporated and validly existing under the laws of the PRC:

(2) Party B is a limited liability company, incorporated in Shenzhen, China and validly existing under the laws of the PRC: and

(3) For the purpose of operating its business, Party B has decided to employ Party A as its exclusive technical service supplier to provide software technology development, technical consulting and technical services related to Party B’s business (as defined below). Party A agrees to provide Party B with the corresponding technical services in accordance with the provisions of this Agreement.

THEREFORE, the Parties, through amicable consultation, hereby agree as follows in respect of the specific issues concerning the exclusive technical service is to be provided by Party A to Party B:

Article 1 Definition and Interpretation

1.1	Except as otherwise defined in the terms or context hereof, the following terms in this Agreement shall have the following meanings:

“Party B’s Business” means all businesses that Party B is currently operating and developing at any time during the term of this Agreement.

“Services” means the services provided by Party A to Party B in relation to Party B’s business, including but not limited to:

(1)	licensing Party B to use related software required by its business;
(2)	providing technical support related to Party B’s Business;
(3)	providing professional consultation services related to Party B’s Business;
(4)	daily management, maintenance and updating of hardware devices and databases;
(5)	training of technical and business personnel of Party B;
(6)	providing market research, planning and development services;
(7)	providing business planning and strategy (advisory suggestions);
(8)	providing client support and development services (advisory suggestions); and
(9)	other relevant technical services and consulting services provided at the request of Party B from time to time as permitted by Chinese law.

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“Service Team” means the team established by Party A in order to provide Party B with the Services under this Agreement, including employees engaged by Party A, independent third party professional consultants and other personnel engaged by Party A.

“Service Fees” means all fees payable by Party B to Party A pursuant to Article 3 of this Agreement in respect of the Services provided by Party A.

“Operating Revenue” means, in any single fiscal year during the effective term of this Agreement, the total revenue generated by Party B in its daily operation of the business of that year as recorded under the column entitled “Revenue of Main Business” (or other such similarly named column) in the audited financial statements prepared in accordance with the accounting standards of the PRC.

“Annual Business Plan” means the development plan and budget report for Party B’s Business in the next calendar year which is prepared by Party B with the assistance of Party A pursuant to this Agreement before November 30 of each year.

“Equipment” means any and all equipment owned and purchased by Party A from time to time and used for the purpose of providing services.

1.2	References to any laws and regulations (the “Law”) herein shall be deemed to include (1) references to any amendments, changes, supplements and reenactments of such Law, irrespective of whether they take effect before or after the execution of this Agreement; and (2) references to any other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3	Except as otherwise stated in the context herein, all references to an article, clause, item or paragraph shall refer to a corresponding article, clause, item or paragraph of this Agreement.

Article 2 Exclusive Technical Consulting Services

2.1	Party A is the exclusive technology service provider to Party B, except for the circumstances set forth in Article 2.3 or Article 2.4 of this Agreement, any technical service (including but not limited to technical consulting services related to Party B’s business) as required during the course of business operated by Party B must be rendered by Party A on an exclusive basis. Without the prior written consent of Party A, Party B shall not seek any technical service under this Agreement rendered by any third party by any means other than Party A.

2.2	Party A shall be equipped with the Equipment and Service Team reasonably necessary for its provision of Services and purchase, acquire new Equipment and deploy new personnel according to the Annual Business Plan and reasonable requirements of Party B so as to achieve the purpose of Party A to provide Party B with high-quality services in accordance with this Agreement. However, from time to time, Party A may replace any member of the Service Team or change the work duties and responsibilities of any member of the Service Team at its sole discretion, provided that such replacement or change of work duties and responsibilities shall not materially adversely affect the day-to-day business operations of Party B.

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2.3	Party B agrees that in event that Party A does not possess the capability to render specific technical services to Party B objectively, such technical service shall be rendered by an appropriate third party solely appointed by Party A in accordance with the terms and conditions of this Agreement. Party B further agrees that, in any case, Party A shall have the right to appoint any third party adequately qualified in absence of any reason to replace Party A and render technical service which should have been rendered by Party A in accordance with the Agreement, and Party B agrees to accept appropriate technical services rendered by such appropriate third party entrusted by Party A.

2.4	If any of the following circumstances occurs, Party B has the right to seek for any third party to render technical service to Party B:

2.3.1	Party A has voluntarily waived its rights as the exclusive technical service provider and agreed in writing that such technical service shall be rendered by a third party to Party B;

2.3.2	Party A is unable to provide a certain technical service to Party B objectively and fails to appoint an appropriate third party to provide such technical service to Party B; or

2.3.3	Party A decides not to provide a certain technical service to Party B and fails to appoint an appropriate third party to provide such technical service to Party B.

Article 3 Service Fees

3.1	In respect of the Services to be provided by Party A pursuant to the terms of this Agreement, Party B shall pay to Party A the Service Fees as follows:

3.1.1	Service Fees equivalent to one hundred percent (100%) of the total Operating Revenue of Party B or such other amount otherwise agreed by the Parties; and

3.1.2	Services Fees otherwise confirmed by the Parties for specific technical services and consulting services provided by Party A in accordance with Party B’s requirement from time to time.

3.2	Party B shall, within three months of the end of each calendar year, pay the Service Fees determined under Article 3.1 hereof into a bank account designated by Party A on a lump-sum basis. In case Party A changes its bank account, it shall notify Party B in writing of such change at least seven (7) working days in advance of such change.

3.3	The Parties agree that, in principle, the payment of the abovementioned Services Fees shall not cause any difficulty to either Party’s operation for any year. For the aforesaid purposes, Party A may agree to the deferred payment of the Services Fees by Party B, or upon the mutual agreement by the Parties through negotiation, Party A may adjust, pursuant to a written agreement with Party B, the percentage of calculation and/or the specific amount of the Services Fees payable by Party B to Party A as specified in Article 3.1 above.

3.4	If Party A designates a third party to provide Party B with the Technology Service in accordance with this Agreement, Party A may choose any of the following ways of payment for such third party’s fees and require Party B to implement:

3.4.1	Party B pays the fees for the Technology Service to the third party directly; or

3.4.2	Party B pays the fees for the Technology Service to Party A directly and Party A is responsible for settling with such third party.

3.5	Where Party A designates a third party to provide Party B with the Technology Service in accordance with this Agreement, in the event Party A, assumes any joint and several liability to such third party at the request of Party B, Party B shall compensate Party A for all economic losses incurred thereby.

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Article 4 Working Product, Intellectual Property and Proprietary Information

4.1	The Parties agree and confirm that Party A shall hold the ownership of work product, intellectual property and proprietary information during its term of providing the consulting services, except for the following:

4.1.1	Intellectual property owned legally by a third party which is licensed to or otherwise permitted to be used by Party A or Party B; and

4.1.2	As may otherwise be agreed to by both Parties in writing.

4.2	During the term of this Agreement, if Party B requires the use of Party A’s software, technical systems or other intellectual property (together, the “systems”), both parties shall enter into a separate agreement defining the scope, method and fee for the use of such systems.

4.3	For the purpose of performing this Agreement, Party B may use the work achievements created by Party A in the course of providing the services under this Agreement in accordance with the provisions of this Agreement; nonetheless, this Agreement does not in any way permit Party B to use such work achievements in any way for any other purposes.

4.4	Either party guarantees to the other party that it will compensate the other party for any and all economic losses caused to the other party due to any infringement of other party’s intellectual property rights (including copyrights, trademark rights, patent rights and proprietary technology).

Article 5 Confidentiality

5.1	Regardless of whether this Agreement is terminated, the parties shall keep the other party’s trade secrets, proprietary information, customer information mutually owned by the parties and other relevant information, as well as non-public information (hereinafter referred to as “Confidential Information”) of any other party obtained during the performance of this Agreement strictly confidential. The party receiving the confidential information (hereinafter referred to as the “Recipient”) shall not disclose the confidential information or any part thereof to any other third party except for the prior written consent of the other party or disclosure as required by the relevant laws and regulations as well as the rules of the relevant stock exchange. The Recipient shall not use or indirectly use the confidential information or any part thereof except for the purpose of performing this Agreement.

5.2	If requested by either Party, the other Party shall return, destroy, or otherwise dispose of all documents, materials and software that contains or may contain any Confidential Information as requested, and promptly stop using such Confidential Information.

5.3	The Parties’ obligations under this Article shall survive the termination of this Agreement. Either Party shall still comply with the confidentiality terms of this Agreement and fulfill the confidentiality obligations as promised, until the other Party gives consent to the release of such obligations or as a matter of fact, violation of the confidentiality terms herein will not cause damage of any form to the other Party.

5.4	The following information is not confidential:

(a)	any information previously known by the Recipient as proved by documentary evidence;
(b)	information that entered the public field not due to the fault of the Recipient or is known to the public due to other reasons; or
(c)	The information legally obtained by the Recipient from other sources afterwards.

5.5	The Recipient may disclose confidential information to its employees and agents concerned or professionals it hired; nevertheless, the Recipient shall ensure that the above persons are bound by this Agreement, so that the confidential information is kept confidential, and they only use the confidential information for the purpose of performing the agreement.

5.6	The parties agree that the terms of the Agreement will continue to be valid regardless of whether the Agreement is changed, cancelled or terminated.

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Article 6 Payment of Taxes

6.1	The Parties shall respectively pay taxes to relevant tax authorities in accordance with all relevant laws, regulations and State policies.

6.2	In the event that either Party pays any tax for the other Party, the paying Party shall submit the tax certificate to the payable Party as soon as possible, and the payable Party shall compensate the equivalent amount to the paying Party within seven days after the receipt of such tax certificate.

Article 7 Representations, Covenants and Warranties

7.1	Both of the Parties represent, covenant and warrant to the other Party as follows:

7.1.1	It is a company lawfully established and validly existing pursuant to the laws of the PRC;

7.1.2	It is qualified to conduct the transaction hereunder and such transaction is in line with its business scope;

7.1.3	It has full power and authority to enter into this Agreement, and its authorized representative has obtained full authorization to execute this Agreement on its behalf. This Agreement is legally and properly signed and delivered. This Agreement constitutes a legal and binding obligation on it and may be enforceable under the terms of this Agreement;

7.1.4	It has the ability to perform its obligations hereunder, and such performance will not violate any restrictions of legal documents binding upon it;

7.1.5	It is not subject to any liquidation, dissolution or bankruptcy procedures.

7.2	Party B covenants that during the term of this Agreement, Party B shall notify Party A of any change in Party B’s shareholding structure thirty days in advance of any such change.

7.3	Party B shall neither conduct, nor allow any third party to conduct, any act or omission that is detrimental to Party A’s ownership of technology or any other intellectual property or any other rights of Party A.

7.4	Party B shall promptly notify Party A of the lawsuits and other unfavorable circumstances and shall make its best efforts to prevent the loss from expanding.

7.5	Party B shall not enter into transactions that may materially affect Party B’s assets, liabilities, business operations, shareholding structure, equity held by third parties and other legal rights (except for generating in the course of normal or daily operations, disclosing to Party A or obtaining written consent of Party A).

Article 8 Liability for Breach of Contract

8.1	Either Party’s direct or indirect violation of any provisions herein, or failure in assuming or untimely or insufficient assumption of, any of its obligations hereunder shall constitute a breach of contract. The non-defaulting Party (the “Non-Defaulting Party”) is entitled to send to the defaulting Party (the “Defaulting Party”) a written notice, requesting the Defaulting Party to rectify its breach, take sufficient, effective and timely measures to eliminate the effects of breach, and compensate the Non-Defaulting Party for any losses incurred by the breach.

8.2	After the occurrence of breach, and in the event that such a breach has made it impossible or unfair for the Non-Defaulting Party to perform its corresponding obligations hereunder based on the Non-Defaulting Party’s reasonable and objective judgments, the Non-Defaulting Party is entitled to send to the Defaulting Party a written notice of its temporary suspension of performance of corresponding obligations hereunder, until the Defaulting Party stops the breach, takes sufficient, effective and timely measures to eliminate the effects of breach, and compensate the Non- Defaulting Party for any losses incurred by the breach.

8.3	The losses of the Non-Defaulting Party that should be compensated by the Defaulting Party include direct economic losses and any foreseeable indirect losses and extra expenses incurred by the breach, including without limitation, attorney’s fees, litigation and arbitration fees, financial expenses and travel charges.

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Article 9 Force Majeure

9.1	“Force Majeure” shall mean events beyond the reasonable control of the Parties that are unforeseeable or foreseeable but unavoidable, which cause obstruction in, impact on or delay in either Party’s performance of part or all of its obligations in accordance with this Agreement, including without limitation, government acts, natural disasters, wars, hacker attacks or any other similar events.

9.2	The Party affected by Force Majeure may suspend the performance of relevant obligations hereunder that cannot be performed due to Force Majeure until the effects of Force Majeure are eliminated, without having to assume any liability for breach of contract, provided however that such Party shall endeavor to overcome such events and reduce the negative effects to the best of its abilities.

9.3	The Party affected by Force Majeure shall provide the other Party with valid certificate documents verifying the occurrence of Force Majeure events, which documents shall be issued by the notary office where the events occur (or other appropriate agencies). In case the Party affected by Force Majeure cannot provide such certificate documents, the other Party may request such certificate documents in order to assume the liability for breach of contract in accordance with this Agreement.

Article 10 Effectiveness, Amendment, Termination and Term of the Agreement

10.1	This Agreement takes effect as of the date when it is signed and stamped by the authorized representatives of the Parties and shall be terminated on the date when Party B dissolves according to law.

10.2	The parties hereby confirm that this Agreement has been formally signed by the parties. Unless the parties agree in writing to terminate the Agreement, or this Agreement must be terminated in accordance with this Agreement or applicable PRC laws and regulations, this Agreement shall continue to be valid.

10.3	Unless provided otherwise herein, Party A is entitled to unilaterally exercise immediate early termination of this Agreement by sending a written notice to Party B should any of the following events were to occur:

10.3.1	Party B breaches this Agreement, and within thirty (30) days after Party A sends out a written notice of breach to Party B, Party B fails to rectify its breach, take sufficient, effective and timely measures to eliminate the effects of breach and compensate Party A for any losses incurred by the breach;

10.3.2	Party B is bankrupt or is subject to any liquidation procedure and such procedure is not revoked within seven (7) days; and

10.3.3	due to any event of Force Majeure, Party B’s failure to perform this Agreement lasts for more than twenty (20) days.

10.4	The early termination of this Agreement shall not affect the rights and obligations of the Parties arising out of this Agreement prior to the early termination date.

Article 11 Notice

11.1	Any notice, request, demand and other correspondence required by this Agreement or made in accordance with this Agreement shall be made in written form and delivered to the following address in person, by fax, telegram, telex, email, registered mail (postage paid) or express mail.

To Party A: Shenzhen United Time Technology Consulting Co., Ltd.

Address: No.11, 13, 15 and A702, Haitian Road, Binhai Community, Yuehai Sub-District, Nanshan District, Shenzhen, P.R.China

Attention:
Email:

To Party B: United Time Technology Company Limited

Address: F2.64D-403, Tian Zhan Building, Tian An Che Kung Temple Industrial Zone, Xiangmi Lake, Futian District, Shenzhen, P.R.China

Attention:
Email:

11.2	If any such notice or other correspondence is transmitted by fax, telegram, telex or email, it shall be treated as delivered immediately upon transmission; if delivered in person, it shall be treated as delivered at the time of delivery; if delivered by registered mail or express mail, it shall be treated as delivered three (3) days after posting.

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Article 12 Governing Law and Dispute Resolution

12.1	With regard to disputes arising out of the interpretation and performance of the terms hereunder, the Parties shall resolve the disputes through consultations in good faith.

12.2	In case no resolution can be made, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing in accordance with its arbitration rules then in effect. The arbitration shall be conducted in Chinese. The arbitration judgment shall be final and binding upon the Parties.

12.3	The conclusion, effectiveness, implementation and interpretation of this Agreement and resolution of any disputes related thereto shall all be governed pursuant to the laws of the PRC.

Article 13 Miscellaneous

13.1	This Agreement is written in English and translated into Chinese. In the event of any discrepancy between the two versions, the English version shall prevail. This Agreement is made with two (2) original copies, with one (1) original to be retained by each Party hereto, each of which shall have the same legal effect.

13.2	The headings in this Agreement are written for ease of reference only and in no event shall they affect the interpretation of any terms of this Agreement.

13.3	The Parties may amend and supplement this Agreement in the way of a written agreement. Any Amended agreements and supplemental agreements executed by the Parties will become part of this Agreement, having the same legal effect as this Agreement.

13.4	In case any term herein becomes all or partly invalid or unenforceable due to violation of law or governmental regulations or other reasons, the affected part of such term shall be considered to have been removed, provided that the removal of the affected part of such term shall not affect the legal effect of the remaining part of such term or other terms herein. The Parties shall conclude new terms through consultations to replace such invalid or unenforceable terms.

13.5	Unless provided otherwise, a Party’s failure or delay in exercising any of the rights, powers or privileges that it is entitled to under this Agreement shall not be considered a waiver of such rights, powers or privileges, nor shall any single or partial exercise of any rights, powers or privileges by a Party preclude its exercise of any other rights, powers or privileges.

13.6	This Agreement constitutes all agreements reached by the Parties on the subject matter of the cooperation project, and supersedes any previous or concurrent oral and written agreement, understanding and correspondence relevant to the subject matter of the cooperation project between the Parties. Unless specifically provided herein, there is no other explicit or implicit obligation or covenant between the Parties.

13.7	Matters not covered in this Agreement shall be determined by the Parties separately through consultation.

13.8	Without prior written consent of Party A, Party B shall not transfer any of its rights and/or obligations under this Agreement to any third party. To the extent not in contravention of the PRC Laws, Party A is entitled to transfer any of its rights and/or obligations under this Agreement to any third party designated by it without prior notice to or consent of Party B.

13.9	This Agreement shall be binding upon the lawful successors of the Parties.

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[Signature Page of Exclusive Technical Consulting and Service Agreement]

IN WITNESS WHEREOF, the Parties have caused this Exclusive Technical Consultation and Services Agreement to be executed on the date and at the place first above written.

Party A: Shenzhen United Time Technology Consulting Co., Ltd. (Seal)

Authorized Representative (Signature):		/s/ Minfei Bao
	Name:	Minfei Bao

Party B: United Time Technology Company Limited (Seal)

Authorized Representative (Signature):		/s/Minfei Bao
	Name:	Minfei Bao

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